ACURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: November 9, 2017

(Date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 575-8073

(Registrant's telephone number, including area code)

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERETAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 9, 2017 Logan C. Fast submitted his resignation as a Director of Green Endeavors Inc. (the “Company”) and as Vice President of the Company and his positions with the subsidiaries of the Company.  The resignations were effective immediately.  Mr. Fast has no disagreements with management or the company and will be available on a limited basis to assist the Company in its operations.

ITEM 8.01  OTHER EVENTS

ITEM 9.01Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description
17	3	Resignation Letter of Logan C. Fast dated November 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of November, 2017.

Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President